UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 7, 2017

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

805 King Farm Blvd, Suite 550, Rockville, Maryland 20850
(Address of Principal Executive Offices) (Zip Code)

(301) 961-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2017, the Board of Directors of Sucampo Pharmaceuticals, Inc (the Company) appointed Mr. Alex Driggs as the Company’s General Counsel and Corporate Secretary, effective immediately.

Mr. Driggs, 41, joined the Company in May 2015 as Associate General Counsel, was appointed its Deputy General Counsel in September 2015 and has most recently served as Acting General Counsel and Corporate Secretary since June 2017. Prior to joining Sucampo, from January 2013 through May 2015, Mr. Driggs was an independent legal consultant for biotechnology clients. From March until December 2012, Mr. Driggs served as Senior Counsel in Amgen Inc.’s Licensing & Alliance Management Group.

The Company and Mr. Driggs will enter into an employment agreement pursuant to which Mr. Driggs will (i) receive an initial annual base salary of $310,000, (ii) be eligible to receive annual bonuses in accordance with the Company’s non-equity incentive plan and other benefits available to executive officers of the Company, (iii) be eligible to receive severance payments under certain circumstances, and (iv) be subject to standard restrictions on competition or interference with the Company following termination. In addition, on September 7, Mr. Driggs was awarded a one-time promotion bonus in the amount of $75,000.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which will be filed as an exhibit to the Company's periodic report for the relevant fiscal period.

As an executive officer of the Company Mr. Driggs will enter into the Company's standard form of indemnification agreement, a copy of which has been filed on November 9, 2016 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016.

There are no arrangements or understandings between Mr. Driggs and any other persons pursuant to which Mr. Driggs was appointed as an officer of the Company.  There are no transactions, or proposed transactions, during the last two years with the Company to which Mr. Driggs was or is to be a party, in which Mr. Driggs, or any member of his immediate family, has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K. There is no familial relationship between Mr. Driggs and any other director or executive officer of the Company.

The Company’s press release regarding the appointment is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by the registrant on September 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sucampo Pharmaceuticals, Inc.

Date: September 20, 2017	By:	/s/ Peter P. Pfreundschuh
Peter P. Pfreundschuh
Chief Financial Officer